Exhibit 5.1 Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com

Asia Pacific

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Beijing

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Tokyo

Yangon

Europe, Middle East
& Africa

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Amsterdam

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Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

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Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

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Stockholm

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Lima

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* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

November 28, 2018

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

Re:        Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel for Ceridian HCM Holding Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to 2,500,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares") pursuant to the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan (the "GESPP").

We have reviewed a copy of the GESPP, and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when issued in accordance with the terms of the GESPP (which requires the approval of the stockholders of the Company before any of the Shares are issued), will be validly issued, fully paid and non-assessable.

The opinion expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Very truly yours,

/s/ BAKER & McKENZIE LLP

cc:         Scott A. Kitching, Executive Vice President and General Counsel of Ceridian HCM Holding Inc. and William E. McDonald, Senior Vice President, Deputy General Counsel and Corporate Secretary of Ceridian HCM Holding Inc.

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